UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2007

CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50463	77-0438629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA		95113
(Address of Principal Executive Offices)		(Zip Code)

(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2007, Callidus Software Inc. (the “Company”) announced that Robert Youngjohns, the Company’s President and Chief Executive Officer, has decided to resign effective November 30, 2007.  Leslie J. Stretch, the Company’s current Senior Vice President of Global Sales, Marketing, and On-Demand, will succeed Mr. Youngjohns as the Company’s President and Chief Executive Officer.  Mr. Youngjohns will continue his service on the Company’s Board of Directors.  Charles M. Boesenberg, who is currently a member of the Company’s Board of Directors, will assume the role of Executive Chairman of the Board of Directors.  Michael A. Braun, the current Chairman of the Board of Directors, will assume the duties of lead independent director.  Bryan Burkhart, currently Vice President of North America Sales, will be promoted to Senior Vice President of Worldwide Sales.

At termination of his employment, Mr. Youngjohns’ unvested options will terminate and he will no longer be eligible for further employee compensation (such as salary or cash bonus for the current year). As a non-employee director, his currently vested options will not terminate and he will also be eligible for the non-employee director compensation package that is available for continuing directors.

Leslie J. Stretch, age 46, has served as our Senior Vice President, Global Sales, Marketing and On-Demand Business from July 2007 to November 2007, Senior Vice President, Worldwide Sales from April 2006 to July 2007, and Vice President, Worldwide Sales from November 2005 to April 2006. Prior to joining Callidus, Mr. Stretch served as interim CEO for The Hamsard Group, plc. in the United Kingdom from April 2005 to September 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, most recently as Senior Vice President of Global Channel Sales from January 2005 to April 2005, UK Vice President and Managing Director from February 2003 to January 2005, and UK Sales Director from May 1996 to February 2003. Prior to joining Sun Microsystems, Mr. Stretch served in a variety of roles at Oracle Corporation, U.K. including Director of Retail and Commercial Business UK from June 1995 to June 1996, Branch Manager Western Canada from 1994 to 1995, and Branch Manager Scotland from 1989 to 1994.

Effective with his appointment as President and Chief Executive Officer, Mr. Stretch’s annual base salary will be increased to $350,000, with a target bonus opportunity of 100% of his base salary, and he will receive an option to purchase 400,000 shares of Company stock subject to vesting over four years.  He will be eligible to receive severance equal to 12 months of base salary, target bonus and health benefits if his employment is terminated without cause.  The Board of Directors expects to appoint Mr. Stretch to the Board of Directors as soon as his appointment would not cause the Company to have less than a majority of independent directors (as defined under applicable NASDAQ listing standards).

As Executive Chairman, in lieu of compensation under the Company’s director compensation policy, Mr. Boesenberg will receive an award of 120,000 restricted stock units, subject to vesting over 12 months.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.25	Resignation Letter Between Callidus Software Inc. and Robert Youngjohns

10.26	Amendment dated November 20, 2007 to Offer Letter Between Callidus Software Inc. and Leslie Stretch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date:	November 20, 2007	By:	/s/ V. Holly Albert
			Name:	V. Holly Albert
			Title:	Senior Vice President, General Counsel and Secretary